UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 08, 2007

CHINA DIGITAL WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Services-Business Services,
0000721693	NEC [7389]	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number.)

429 Guangdong Road
Shanghai 200001
People's Republic of China
(Address of principal executive offices, including zip code)

(86-21) 6336-8686
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 8, 2007, Mr. Mingda Rong was elected the Director and the Treasurer of the Board of Directors of the Registrant. Mr. Mingda Rong, aged 39, is a Chinese certified public accountant. He graduated from the Open University of Hong Kong with the Master of Business Administration. He served as the accountant in Xi'an Institute of Finance and Economics from 1989 to 2000. After that he worked in Xi'an Sigma CPA firm.

Item 8.01. Other Events

Effective March 8, 2007, the registrant's name was changed to "China Recycling Energy Corporation". The name change was effected pursuant to the provisions of Chapter 92A.180 of the Nevada Revised Statutes and as such stockholders approval of the name change was neither required nor sought. The name change was undertaken in order to provide the registrant with a name that is more indicative of the business operation currently being conducted by the registrant and its direct and indirect subsidiary companies. In connection to the name change, the registrant's common stock is now quoted on the NASD's over-the-counter bulletin board ("OTCBB") under the symbol "CREG", effective at the open of business on March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Digital Wireless, Inc.

Date: March 08, 2007	/s/ Guohua Ku
Guohua Ku
President and Chairman